EXHIBIT 15.2
Commerce & Finance Law Offices
6F NCI Tower, A12 Jianguomenwai Avenue,
Chaoyang District, Beijing, PRC; Postcode: 100022
Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839
E-mail Add: beijing@tongshang.com Website: www.tongshang.com.cn
May 4, 2011
To: CNinsure Inc.
22/F, Yinhai Building
No. 299 Yanjiang Zhong Road
Guangzhou, Guangdong 510110
People’s Republic of China
Dear Sirs,
We hereby consent to the reference to our firm under the headings “Risk Factors”, “Regulation” and “Organizational Structure” in CNinsure Inc.’s Annual Report on Form 20-F for the year ended December 31, 2010, which will be filed with the Securities and Exchange Commission in May 2011.
Yours faithfully,
/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices